Exhibit 99.1

     GameStop Corp. First Quarter EPS of $0.15 Exceeds Guidance;
                    Operating Earnings Surge 126%;
              New Software Sales Stronger Than Expected;
                GameStop Increases Fiscal 2006 Outlook

    GRAPEVINE, Texas--(BUSINESS WIRE)--May 18, 2006--GameStop Corp. (NYSE:GME) (NYSE:GME.B), the world's largest video game and entertainment software retailer, today reported record sales and earnings for the first quarter ended April 29, 2006.
    GameStop net earnings were $11.7 million for the first quarter of 2006, including merger-related expenses of $1.3 million ($0.8 million, net of tax benefits) and stock-based compensation of $5.2 million ($3.3 million, net of tax benefits). Diluted earnings per share were $0.15 for the first quarter of 2006, including merger-related expenses of $0.01 per diluted share and stock-based compensation of $0.04 per diluted share. This compares to previously released guidance of $0.04 to $0.05 per diluted share. Operating earnings surged 126% to $38.1 million.
    Total company sales increased 119% to $1,040.0 million in comparison to $474.7 million in the prior year quarter. Comparable store sales decreased 3.3% during the first quarter, beating previously announced guidance of -7.0% to -9.0% due to strong sell-thru of Microsoft Xbox 360 titles such as Elder Scrolls IV:
Oblivion from Take 2 Interactive and Ghost Recon: Advanced War Fighter from Ubisoft, as well as our best-selling title of the quarter, Square Enix's Kingdom Hearts II for Sony's PlayStation 2.
    "Our exceptionally strong results this quarter are due primarily to the improved flow of Xbox 360 hardware, early acceptance of the $59.99 price point for next generation software, and the successful completion of key integration strategies between GameStop and EB Games," indicated R. Richard Fontaine, Chairman and Chief Executive Officer. "While there is more work that needs to be done to fully complete the merger, we have concluded many critical facets of the integration, including the roll out of GameStop's inventory management system to EB stores, applying best practices to the company's operations, the closing of the West Chester general office and the Coatesville distribution center, and restructuring of field management. We continue to have great confidence in our new and used business model as an earnings driver while the industry moves through the transformation to multiple new hardware platforms."
    "Our success in the first quarter comes just one year following the original public announcement of our merger with EB Games," continued Fontaine. "We have followed an extremely efficient and productive plan of integration, are ahead of schedule and in position to maximize the upside potential of the business over the remainder of the year."

    Updated Guidance

    For the second quarter of fiscal 2006, comparable store sales are projected to range from -2.0% to +1.0%. Diluted earnings per share for the second quarter are expected to range from $0.04 to $0.05, including projected stock-based compensation expense of $0.04 per diluted share. Excluding projected stock-based compensation, second quarter diluted earnings per share are expected to range from $0.08 to $0.09.
    Due to the strong results in the first quarter, we are raising our full year fiscal 2006 diluted earnings per share expectations to range from $1.93 to $2.03, including projected stock-based compensation expense of $0.17 per diluted share. Excluding projected stock-based compensation, full year diluted earnings per share are now expected to range from $2.10 to $2.20.
    Note that guidance does not include merger costs related to the business combination, which we project could range from $0.03 to $0.05 per diluted share for fiscal 2006.
    First quarter fiscal 2005 pro forma statements of operations have been provided in Schedule III as if the acquisition of Electronics Boutique Holding Corp. took place at the beginning of fiscal 2005. In addition, the pro forma statements of operations include stock-based compensation expense as if SFAS No. 123(R) was implemented at the beginning of fiscal 2005.

    Conference Call and Webcast Information

    A conference call with GameStop Corp.'s management is scheduled for May 18, 2006 at 11:00 a.m. EDT to discuss the first quarter sales and earnings results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the website until June 1, 2006.

    About GameStop Corp.

    Headquartered in Grapevine, TX, GameStop Corp. (NYSE:GME) (NYSE:GME.B) is the world's largest video game and entertainment software retailer. The company operates 4,565 retail stores across the United States and in fourteen countries worldwide. The company also owns two e-commerce sites, GameStop.com and EBgames.com, and Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for next generation video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestop.com/investor-relations/.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the outlook for the second quarter of fiscal 2006 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses of GameStop and Electronics Boutique will not be integrated successfully or that the cost savings and other synergies from the combination may not be fully realized or may take longer to realize than expected; the inability to obtain sufficient quantities of product to meet consumer demand; the timing of the release of the next generation consoles, including Sony's PlayStation 3 and Nintendo's Wii; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.


                            GameStop Corp.
                       Statements of Operations
                 (in thousands, except per share data)

                                          13 weeks        13 weeks
                                            ended           ended
                                        April 29, 2006  April 30, 2005
                                       --------------- ---------------

Sales                                      $1,040,027        $474,727
Cost of sales                                 737,993         348,690
                                       --------------- ---------------

   Gross profit                               302,034         126,037

Selling, general and administrative
    expenses                                  231,470          98,986
Depreciation and amortization                  25,932          10,194
Stock-based compensation                        5,190               -
Merger expenses                                 1,326               -
                                       --------------- ---------------

Operating earnings                             38,116          16,857

Interest expense, net                          19,329              83
                                       --------------- ---------------

Earnings before income
     tax expense                               18,787          16,774

Income tax expense                              7,086           6,448
                                       --------------- ---------------

Net earnings                                  $11,701         $10,326
                                       =============== ===============

Earnings per common share:
     Basic                                      $0.16           $0.20
     Diluted                                    $0.15           $0.19

Weighted average common shares
     outstanding:
     Basic                                     73,391          51,000
     Diluted                                   78,472          54,490


Percentage of Sales:
--------------------

Sales                                           100.0%          100.0%
Cost of sales                                    71.0%           73.5%
                                       --------------- ---------------

Gross profit                                     29.0%           26.5%

SG&A expenses                                    22.2%           20.8%
Depreciation and amortization                     2.5%            2.1%
Stock-based compensation                          0.5%             --
Merger expenses                                   0.1%             --
                                       --------------- ---------------

Operating earnings                                3.7%            3.6%

Interest expense, net                             1.9%            0.1%
                                       --------------- ---------------

Earnings before income
     tax expense                                  1.8%            3.5%

Income tax expense                                0.7%            1.3%
                                       --------------- ---------------

Net earnings                                      1.1%            2.2%
                                       =============== ===============


                            GameStop Corp.
                            Balance Sheets
                 (in thousands, except per share data)

                                                 April 29,   April 30,
                                                   2006        2005
                                                -----------  ---------
ASSETS:
Current assets:
       Cash and cash equivalents               $   224,881  $ 149,414
       Receivables, net                             33,375     10,136
       Merchandise inventories                     631,874    255,122
       Prepaid expenses and other current
        assets                                      35,357     18,195
       Prepaid taxes                                53,340          -
       Deferred taxes                               43,843      5,435
                                                -----------  ---------
                    Total current assets          1,022,670    438,302
                                                -----------  ---------

Property and equipment:
       Land                                         10,498      2,000
       Buildings & leasehold improvements          272,578    114,794
       Fixtures and equipment                      358,604    197,887
                                                -----------  ---------
                                                   641,680    314,681
       Less accumulated depreciation and
        amortization                               210,799    133,983
                                                -----------  ---------

                    Net property and equipment     430,881    180,698
                                                -----------  ---------

Goodwill, net                                    1,392,467    320,888
Assets held for sale                                19,315          -
Other noncurrent assets                             47,977      2,268
                                                -----------  ---------
                    Total assets               $ 2,913,310  $ 942,156
                                                ===========  =========


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
       Accounts payable                        $   410,808  $ 211,686
       Accrued liabilities                         294,532     96,865
       Notes payable, current portion               12,491     12,173
                                                -----------  ---------

                    Total current liabilities      717,831    320,724

Deferred taxes                                      12,307     20,197
Other long-term liabilities                         37,479     14,451
Notes payable, long-term portion                    21,622     24,347
Senior floating and fixed rate notes payable,
 net of discount                                   942,023          -

                                                -----------  ---------
                    Total liabilities          $ 1,731,262  $ 379,719
                                                -----------  ---------

Stockholders' equity:
      Preferred stock - authorized 5,000
        shares; no shares issued or outstanding          -          -

      Class A common stock - $.001 par value;
        authorized 300,000 shares; 45,042
        and 24,695 shares issued, respectively          45         25

      Class B common stock - $.001 par value;
        authorized 100,000 shares; 29,902
        shares issued and outstanding                   30         30

       Additional paid-in-capital                  973,422    509,969
       Accumulated other comprehensive income        4,445        466
       Retained earnings                           204,106    101,947
       Treasury stock, at cost, 0 and 3,263
        shares, respectively                             -    (50,000)
                                                -----------  ---------

                    Total stockholders' equity   1,182,048    562,437
                                                -----------  ---------
                    Total liabilities and
                      stockholders' equity     $ 2,913,310  $ 942,156
                                                ===========  =========


                              Schedule I
                            GameStop Corp.
                           Retail Sales Mix

                               13 Weeks Ended        13 Weeks Ended
                               April 29, 2006        April 30, 2005
                            -------------------- ---------------------

                                        Percent              Percent
                               Sales   of Total    Sales     of Total
                            ---------- --------- ---------- ----------
Sales (in millions):
New video game hardware        $160.6      15.4%     $73.9       15.6%
New video game software         406.1      39.1%     183.6       38.7%
Used video game products        275.7      26.5%     135.3       28.5%
Other                           197.6      19.0%      81.9       17.2%
                            ---------- --------- ---------- ----------
  Total                      $1,040.0     100.0%    $474.7      100.0%
                            ========== ========= ========== ==========


                             Schedule II
                            GameStop Corp.
                           Gross Profit Mix

                                13 Weeks Ended       13 Weeks Ended
                                April 29, 2006       April 30, 2005
                             -------------------- --------------------
                                         Gross                Gross
                               Gross     Profit     Gross     Profit
                              Profit    Percent    Profit    Percent
                             --------- ---------- --------- ----------
Gross Profit (in millions):
New video game hardware         $13.0        8.1%     $2.3        3.1%
New video game software          81.7       20.1%     33.6       18.3%
Used video game products        140.9       51.1%     62.7       46.3%
Other                            66.4       33.6%     27.4       33.4%
                             ---------            ---------
  Total                        $302.0       29.0%   $126.0       26.5%
                             =========            =========


                               Schedule
                                  III
                              ----------

                            GAMESTOP CORP.
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the
 thirteen     Historical    Historical
 weeks ended   GameStop     Electronics                    GameStop
 April 30,      Corp.        Boutique                        Corp
 2005          April 30,     April 30,   Pro Forma           Pro
               2005 (a)      2005 (a)   Adjustments         Forma
              ----------    ----------- -----------        --------

Sales        $  474,727    $   504,905 $         -        $979,632

Cost of sales   348,690        374,845           -         723,535
              ----------    ----------- -----------        --------
   Gross
    profit      126,037        130,060           -         256,097


Selling,
 general and
 admin.
 expenses        98,986        114,342           -         213,328
Depr. and
 amort.          10,194         10,797       1,204 (c)      22,195
Merger-
 related
 expenses             -          1,500      (1,500)(b)           -
Stock-based
 compensation         -              -       2,576 (j)       2,576
              ----------    ----------- -----------        --------
   Operating
    earnings     16,857          3,421      (2,280)         17,998

Interest
 expense, net        83           (917)     20,374 (d),(e)  19,540
Merger-
 related int.
 expense                                         -               -
              ----------    ----------- -----------        --------
   Earnings
    (loss)
    before
    income
    tax exp.
    (benefit)    16,774          4,338     (22,654)         (1,542)

Income tax
 expense
 (benefit)        6,448          1,561      (8,587)(f)        (578)
              ----------    ----------- -----------        --------

   Net
    earnings
    (loss)   $   10,326    $     2,777 $   (14,067)       $   (964)
              ==========    =========== ===========        ========
Net earnings
 (loss) per
 Class A &
 Class B
 common share
 --basic     $     0.20 (h) $      0.11                   $  (0.01)(i)
              ==========    ===========                    ========


Weighted
 average
 shares of
 common
 stock--basic    51,000         24,696      (4,467)(g)      71,229
              ==========    =========== ===========        ========

Net earnings
 (loss) per
 Class A &
 Class B
 common
 share--
 diluted     $     0.19(h)   $    0.11                    $  (0.01)(i)
              ==========    ===========                    ========


Weighted
 average
 shares of
 common
 stock--
 diluted         54,490         25,079      (8,340)(g),(k)  71,229
              ==========    =========== ===========        ========


                            GAMESTOP CORP.
          NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                        STATEMENT OF OPERATIONS
                 (In thousands, except per share data)

(a) Certain reclassifications have been made to the historical presentation of GameStop and EB to conform to the presentation used in the unaudited pro forma condensed consolidated statement of operations.

(b) To give effect to the exclusion of certain expenses of $1,500 which are directly attributable to the mergers and are believed to be of a one-time or short-term nature.

(c) To give effect to the intangible asset amortization and depreciation on the property and equipment adjustment based on the preliminary allocation of the purchase price over estimated useful lives.

(d) To give effect to the interest expense incurred related to the receipt of $941,472 resulting from issuance of $650,000 in senior notes, at an interest rate of 8.0% and $300,000 in senior floating rate notes at an interest rate of LIBOR plus 3.875%. The senior notes were issued at a discount of $8,528 and interest expense includes the amortization of this discount over seven years.

(e) To give effect to the amortization of deferred financing fees relating to the $400 million revolving credit facility, the senior floating rate notes and the senior notes over five, six and seven years to match the terms, respectively.

(f) Represents the aggregate pro forma effective income tax effect of Notes (b), (c), (d) and (e) above.

(g) The pro forma earnings per share have been adjusted to reflect the issuance of 20,229 shares of GameStop Class A common stock to EB common stockholders as if they were issued on January 30, 2005 and to reflect the elimination of the outstanding shares of Electronics Boutique.

(h) The holders of Historical GameStop Class A and Class B common stock generally had identical rights, except that the holders of Historical GameStop Class A common stock were entitled to one vote per share and the holders of Historical GameStop Class B common stock were entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

(i) The holders of GameStop Class A and Class B common stock generally have identical rights, except that the holders of GameStop Class A common stock are entitled to one vote per share and the holders of GameStop Class B common stock are entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

(j) To give effect to the stock-based compensation expense as if SFAS 123(R) had been adopted as of January 30, 2005.

(k) To remove the effect of securities that are anti-dilutive in nature due to the pro forma loss in the 13 weeks ended April 30, 2005.

    CONTACT: Media Contact:
             Chris Olivera
             Director, Public & Media Relations
             GameStop Corp.
             (817) 424-2130
             or
             Investor Contact:
             David W. Carlson
             Executive Vice President & Chief Financial Officer
             GameStop Corp.
             (817) 424-2130